Exhibit 10.2

AMENDMENT NO. 1 TO THE HOMEBANC CORP.

2004 DIRECTOR COMPENSATION PLAN

This Amendment No. 1 to the HomeBanc Corp. 2004 Director Compensation Plan (the “Plan”) is made and entered into this 13th day of April, 2005, by HomeBanc Corp. (the “Company”).

Pursuant to a resolution of the Board of Directors of the Company, in accordance with Article 7 of the Plan, the Plan is hereby amended as follows:

1.	By deleting the words “to be determined” in Section 5.2 with respect to the Supplemental Annual Retainer payable to the Chair of the Audit Committee and replacing it with, “$25,000.”

2.	By adding the following new line to the table in Section 5.2:

Chair of Investment and Risk Management Committee	$10,000

3.	Except as specifically set forth herein, the terms of the Plan shall remain in full force and effect as prior to this amendment.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer as of the date first above written.

HOMEBANC CORP.

By:	/s/ Charles W. McGuire
Name:	Charles W. McGuire
Title:	Executive Vice President, General Counsel and Secretary